                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K


                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported)                May 26, 1998
   ------------------------------------------------                ------------


                               NCH Corporation
   ----------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Delaware                      1-5838                     75-0457200
   ----------------------------     ------------            -------------------
   (State or Other Jurisdiction     (Commission               (IRS Employer
    of Incorporation)               File Number)            Identification No.)



                P. O. Box 152170
             2727 Chemsearch Blvd.
                Irving, Texas                               75015-2170
   ----------------------------------------          --------------------------
   (Address of Principal Executive Offices)                 (Zip Code)



   Registrant's telephone number, including area code    (972) 438-0211
                                                      -------------------------

   ----------------------------------------------------------------------------
        (Former Name or Former Address, if Changes Since Last Report)

   ITEM 5. OTHER EVENTS.

        (a) On May 26, 1998, the Board of Directors authorized the repurchase of an aggregate of 1,266,176 shares of NCH Common Stock from Milton P. Levy, Jr., certain members of his family, including his children, their spouses and his grandchildren, and trusts for the benefit of his family members. The repurchases were consummated effective as of May 26, 1998 at a price of $60.89 per share. The total received by Milton P.
   Levy, Jr. was $61,789,162 for 1,014,767 shares; by Marjorie K. Levy
   (Mr. Levy's wife) was $2,097,539 for 34,448 shares; and by Mr. Levy's three daughters (Nancy Levy Szor, Sally Levy Rosen, and Kathy Levy Hornbach), their spouses and Mr. Levy's grandchildren or trusts for their benefit $13,210,755 for 216,961 shares. The closing trading price of NCH Common Stock on May 26, 1998 was $65.44.

   ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
   AND EXHIBITS.

        None.

                                    SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 NCH CORPORATION
                                                 ---------------
                                                  (Registrant)


   Date:   June 3, 1998                       By:  /s/ Tom Hetzer
           ------------                       -------------------
                                          Tom Hetzer, Vice President-Finance
                                             (Principal Accounting Officer)